EXHIBIT 23.2

Larry W. Carlyle, P. Geo., F.G.A.C.
74 Tamarack Drive
Whitehorse, Yukon Y1A 4Y6
Canada

October 4, 2007

U.S. Securities and Exchange Commission
Division of Corporation Finance
100 F Street, N.E.
Washington, DC 20549

Re:       Harborside Ventures, Inc. - Form SB-2 Registration Statement

Dear Sirs and Madames:

As a consulting geologist I hereby consent to the inclusion or incorporation by reference in the Form SB-2 Registration Statement for Harborside Ventures, Inc., dated on or about October 4, 2007, and thereafter, and for any amendment in connection therewith, of the following:

  My report entitled "Summary Report on the DIO Claims NTS 105 D/14 for Harborside Ventures, Ltd.", dated December 2006, which was prepared by me for Harborside Ventures, Inc.

In addition, I hereby consent to the reference to my name included in the referenced Form SB-2 Registration Statement for Harborside Ventures, Inc.

Yours truly,

/s/ Larry W. Carlyle
______________________________
Larry W. Carlyle, P. Geo., F.G.A.C.